Exhibit 10.3

Information for Recipients of
Starz Performance-Based Restricted Stock Units Award
2011 Incentive Plan
(Amended and Restated as of October 15, 2013)

Notice of Grant. Congratulations! You have been granted performance-based restricted stock units with respect to shares of Starz Series A Common Stock (“STRZA”) (the “Restricted Stock Units Award”). A Performance-Based Restricted Stock Units Agreement (the “Agreement”) setting forth the terms of the Restricted Stock Units follows this informational page. The Restricted Stock Units were granted under the Starz 2011 Incentive Plan (Amended and Restated as of October 15, 2013) (the “2011 Incentive Plan”).

Acknowledgment of Grant. By your electronic acknowledgment of the Restricted Stock Units Award, you are acknowledging the terms and conditions of the award set forth in the Agreement that follows as though you and Starz (the “Company”) had signed an original copy of the Agreement. The Restricted Stock Units Award was granted and became effective as of the Grant Date (as that term is defined in the Agreement) and was granted on the terms and conditions reflected in the Agreement. The number of Restricted Stock Units granted to you was approved by the Compensation Committee of the Board of Directors of the Company, and was communicated to you via memo and the Company’s online grant and administration program.

2011 Incentive Plan – Exhibit A. The 2011 Incentive Plan that governs the Restricted Stock Units Award is incorporated into the Agreement as Exhibit A. You can access the 2011 Incentive Plan via the link at the end of the Agreement or in the UBS online library.

SEC Registration Statements. Any STRZA shares issuable upon vesting of Restricted Stock Units were registered with the Securities and Exchange Commission on a Form S-8 filed on November 9, 2011 (as amended by Post-Effective Amendment No. 1 filed on November 29, 2011) (Registration No. 333-177844); on a Form S-8 filed on January 20, 2012 (Registration No. 333-179112); on a Form S-8 filed on November 13, 2012 (Registration No. 333-184900); and on a Form S-8 filed on January 11, 2013 (Registration No. 333-185986). These statements can be found on the Company’s website at http://ir.starz.com/sec.cfm. Also available on the Company’s website are the most recent annual, quarterly and current reports as filed with the Securities and Exchange Commission. Please refer to these reports as well as the Company’s future filings with the Securities and Exchange Commission (also available on the Company’s website) for important information regarding the Company and its common stock.

Tax and Estate Advice. We recommend that you consult with your personal tax and/or estate advisor regarding the effect of the award of Restricted Stock Units on your personal tax and estate situation.

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STARZ
2011 INCENTIVE PLAN
(Amended and Restated as of October 15, 2013)
PERFORMANCE-BASED RESTRICTED STOCK UNITS AWARD AGREEMENT
THIS PERFORMANCE-BASED RESTRICTED STOCK UNITS AWARD AGREEMENT (this “Agreement”) is made as of the __ day of ____, 20__ (the “Grant Date”), by and between STARZ, a Delaware corporation (the “Company”), and the recipient (the “Grantee”) of an Award of Restricted Stock Units granted by the Compensation Committee of the Board of Directors of the Company as set forth in this Agreement.
The Company has adopted the Starz 2011 Incentive Plan (Amended and Restated as of October 15, 2013) (as has been or may hereafter be amended, the “Plan”), a copy of which is attached via a link at the end of this online Agreement as Exhibit A (and which can also be accessed in the UBS online library) and by this reference made a part hereof, for the benefit of eligible employees of the Company and its Subsidiaries. Capitalized terms used and not otherwise defined in this Agreement will have the meanings ascribed to them in the Plan.
Pursuant to the Plan, the Compensation Committee appointed by the Board of Directors of the Company pursuant to Section 3.1 of the Plan to administer the Plan (the “Committee”) has determined that it would be in the interest of the Company and its stockholders to award restricted stock units to the Grantee, subject to the conditions and restrictions set forth herein and in the Plan, in order to provide the Grantee with additional remuneration for services rendered, to encourage the Grantee to remain in the employ of the Company or its Subsidiaries and to increase the Grantee’s personal interest in the continued success and progress of the Company.
The Company and the Grantee therefore agree as follows:
1.Definitions. The following terms, when used in this Agreement, have the following meanings:
“Cause” has the meaning specified as “cause” in Section 10.2(b) of the Plan.
“Close of Business” means, on any day, 5:00 p.m., Denver, Colorado time.
“Committee” has the meaning specified in the recitals to this Agreement.
“Common Stock” means the Company’s Series A Common Stock.
“Company” has the meaning specified in the preamble to this Agreement.

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“Competitive Activities” occur when the Grantee, during the Post-Retirement Period, directly or indirectly:
(a)    as principal or agent, or in any other capacity, owns, manages, operates, participates in, or is employed by (including, but not limited to, service as a freelance employee or freelance contractor, an independent contractor, or consultant) HBO, Showtime, Amazon, Epix or Netflix, or any successor in interest to or affiliate of the foregoing entities; provided, that Competitive Activities does not include Grantee owning securities of any such entity, so long as such securities are listed on a national securities exchange or quoted on the Nasdaq Stock Market, to the extent of an aggregate of 5% of the outstanding shares of such securities;
(b)    solicits or diverts any business or any customer from any Starz Group member or assists any person in doing so or attempting to do so, or causes or seeks to cause any person to refrain from dealing or doing business with any member of the Starz Group or assists any person in doing so or attempting to do so,
(c)    solicits or induces or causes or authorizes others to solicit or induce, directly or indirectly, any person employed by any member of the Starz Group to leave such employment with the Starz Group member, or
(d)    discloses or furnishes to, or uses for the benefit of, any other person, firm or corporation any Confidential Information, except in the course of the proper performance of the Grantee’s employment duties or as required by law (in which event the Grantee shall give prior written notice to the Company and shall cooperate with the Company in complying with such legal requirements).
“Confidential Information” means any and all non-public information as to which any member of the Starz Group takes reasonable steps to protect the confidentiality of and that affects or relates to the business of the Starz Group, including, without limitation: (a) financial data, customer lists and data, licensing arrangements, business strategies, pricing information, product development, intellectual, artistic, literary, dramatic or musical rights, works, or other materials of any kind or nature (whether or not entitled to protection under applicable copyright laws, or reduced to or embodied in any medium or tangible form), including, without limitation, all copyrights, patents, trademarks, service marks, trade secrets, contract rights, titles, themes, stories, treatments, ideas, concepts, technologies, art work, logos, hardware, and software; (b) such information as may be embodied in any and all computer programs, tapes, diskettes, disks, mailing lists, lists of actual or prospective customers and/or suppliers, notebooks, documents, memoranda, reports, files, correspondence, charts and lists; and (c) all other written, printed or otherwise recorded material of any kind whatsoever and any other information, whether or not reduced to writing, including “know-how,” ideas, concepts, research, processes, and plans. “Confidential Information” does not

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include information relating to the Grantee’s working conditions or wages, information that is in the public domain, information that is generally known in the trade, or information that the Grantee can prove he or she acquired wholly independently of his or her employment with the Company.
“Contingently Earned RSUs” means a number of Restricted Stock Units, if any, equal to the percentage of the Restricted Stock Units that could become Contingently Earned RSUs, as specified on Schedule 1, based on the amount of the Company’s Two-Year Operating Segment Revenue and the percentage of Target Two-Year Operating Segment Revenue that such Two-Year Operating Segment Revenue represents, as determined and certified by the Committee in accordance with Section 3(b) (with any fractional Restricted Stock Unit rounded up to the nearest whole Restricted Stock Unit).
“Disability” has the meaning specified in the Plan.
“Dividend Equivalents” has the meaning specified in the Plan.
“Forfeitable Benefits” has the meaning specified in Section 22.
“Grant Date” has the meaning specified in the preamble to this Agreement.
“Grantee” has the meaning specified in the preamble to this Agreement.
“Misstatement Period” has the meaning specified in Section 22.
“Operating Segment Revenue” means, for any calendar year, the revenue for the Starz Networks operating segment of the Company, based on revenue for such operating segment as reported in the Company’s Annual Report on Form 10-K for that calendar year.
“Performance Period” means the two-year period beginning January 1, 2016 and ending December 31, 2017.
“Plan” has the meaning specified in the recitals of this Agreement.
“Post-Retirement Period” means the period from the date of Grantee’s termination of employment pursuant to a Retirement Event through December 31, 2018.
“Premiere Episode” means an episode of original programming series premiering during the Performance Period on STARZ, ENCORE or other linear networks, on-demand services or online services operated by the Starz Networks operating segment of the Company (as defined in the Company’s Annual Report on Form 10-K during the Performance Period).
“Premiere Episodes Limit” means 200 Premiere Episodes, or such higher number of Premiere Episodes as may be approved by the Board of Directors of the Company.

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“Required Withholding Amount” has the meaning specified in Section 5.
“restricted stock unit” means a unit evidencing the right to receive, under the circumstances specified in the Plan and this Agreement, one share of Common Stock.
“Restricted Stock Units” has the meaning specified in Section 2.
“Retirement Event” means the termination of Grantee’s employment for any reason other than Cause, death or Disability if (a) the Grantee is age 62 or older on the date of such termination of employment or (b) the Grantee is at least age 55 but not yet age 62 on the date of such termination of employment, and the Grantee has, as of such termination date, been continuously employed by the Company or any Subsidiary for at least ten consecutive 12-month periods measured from the Grantee’s hire date with the Company or any Subsidiary (as reflected in the payroll records of the Company) to the anniversaries of that date, without interruption by resignation, discharge, layoff, or other termination of employment for any reason.
“Section 409(A)” has the meaning specified in Section 21.
“Starz Group” means Starz, a Delaware corporation (and any successor thereto) and its (or its successor’s) direct and indirect subsidiaries (defined for this purpose as any entity which is more than 50% owned).
“Target Two-Year Operating Segment Revenue” has the meaning specified on Schedule 1.
“Two-Year Operating Segment Revenue” means cumulative Operating Segment Revenue for the Performance Period.
“Unpaid Dividend Equivalents” has the meaning specified in Section 3(e).
“Vested Dividend Equivalents” has the meaning specified in Section 9.
“Vesting Date” means each date on which any Restricted Stock Units cease to be subject to a risk of forfeiture, as determined in accordance with this Agreement.
“Voluntary Termination for Good Reason” has the meaning specified in Section 6.B.
2.    Award. Pursuant to the terms of the Plan and in consideration of the covenants and promises of the Grantee herein contained, the Company hereby awards to the Grantee as of the Grant Date, that number of performance-based restricted stock units set forth on Schedule 1, each representing the right to receive one share of the Company’s Common Stock, as authorized by the Committee and set forth in the notice of online grant delivered to the Grantee pursuant to the

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Company’s online grant and administration program, subject to the conditions and restrictions set forth in this Agreement and in the Plan (the “Restricted Stock Units”).
3.    Vesting and Forfeiture of Restricted Stock Units.
(a)    Subject to Section 10.1(b) of the Plan and to earlier vesting in accordance with Section 6, Restricted Stock Units will vest, in whole or in part, only in accordance with the conditions stated in this Section 3.
(b)    On or prior to March 30, 2018, (the “Committee Certification Date”), the Committee will certify whether the Premiere Episodes Limit has been exceeded. If the Premiere Episodes Limit has been exceeded, no Restricted Stock Units will become Contingently Earned RSUs, and all Restricted Stock Units will automatically be forfeited as of the Close of Business on the Committee Certification Date. If the Premiere Episodes Limit has not been exceeded, the Committee will certify on the Committee Certification Date (i) the amount of Two-Year Operating Segment Revenue, (ii) the percentage of Target Two-Year Operating Segment Revenue that such Two-Year Operating Segment Revenue represents and (iii) the number of Contingently Earned RSUs.
(c)    Any Contingently Earned RSUs, if not earlier terminated or vested in accordance with the Plan or this Agreement, will vest on December 31, 2018, subject to the Grantee’s continuous employment with the Company from the Grant Date through such date.
(d)    Any Restricted Stock Units that do not become Contingently Earned RSUs on the Committee Certification Date in accordance with Section 3(b) will automatically be forfeited as of the Close of Business on the Committee Certification Date. Upon forfeiture of any unvested Restricted Stock Units pursuant to this Section 3 or Section 6, such Restricted Stock Units and any related Unpaid Dividend Equivalents will be immediately cancelled, and the Grantee will cease to have any rights with respect thereto.
(e)    Any Dividend Equivalents with respect to Restricted Stock Units that have not theretofore become Vested Dividend Equivalents (“Unpaid Dividend Equivalents”) will become vested only to the extent that the Restricted Stock Units related thereto shall have become vested in accordance with this Agreement.
4.    Settlement of Restricted Stock Units. Settlement of Restricted Stock Units that vest in accordance with Section 3 or Section 6 shall be made as soon as administratively practicable after the applicable Vesting Date, but in no event later than March 15 of the calendar year following the calendar year in which such Vesting Date occurs. Settlement of vested Restricted Stock Units shall be made in payment of shares of Common Stock, together with any related Dividend Equivalents, in accordance with Section 7.

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5.    Mandatory Withholding for Taxes. To the extent that the Company is subject to withholding tax requirements under any national, state, local or other governmental law with respect to the award of the Restricted Stock Units to the Grantee or the vesting or settlement thereof, or the designation of any Dividend Equivalents as payable or distributable or the payment or distribution thereof, the Grantee must make arrangement satisfactory to the Company to make payment to the Company or its designee of the amount required to be withheld under such tax laws, as determined by the Company (collectively, the “Required Withholding Amount”). To the extent such withholding is required, the Company shall withhold (a) from the shares of Common Stock represented by such vested Restricted Stock Units and otherwise deliverable to the Grantee a number of shares of Common Stock and/or (b) from any related Dividend Equivalents otherwise deliverable to the Grantee an amount of such Dividend Equivalents, which collectively have a value (or, in the case of securities withheld, a Fair Market Value) as of the date the obligation to withhold arises equal to the Required Withholding Amount, unless the Grantee remits the Required Withholding Amount to the Company or its designee in cash in such form and by such time as the Company may require or other provisions for withholding such amount satisfactory to the Company have been made. Notwithstanding any other provisions of this Agreement, the delivery of any shares of Common Stock represented by vested Restricted Stock Units and any related Dividend Equivalents may be postponed until any required withholding taxes have been paid to the Company.
6.    Early Termination or Early Vesting of Restricted Stock Units.
A.    Unless otherwise determined by the Committee in its sole discretion, if the Grantee’s employment with the Company or a Subsidiary terminates prior to December 31, 2018:
(a)    Except as provided in Section 6.A.(d) or Section 6.A.(e), if the Grantee’s employment with the Company or a Subsidiary terminates for any reason other than death or Disability, then the Restricted Stock Units (including any Restricted Stock Units that are then Contingently Earned RSUs) will be forfeited as of the Close of Business on the date of such termination of employment;
(b)    If the Grantee dies while employed by the Company or a Subsidiary, then (i) if such event occurs prior to the Committee Certification Date, the Grantee shall become fully vested as of the Committee Certification Date in a number of Restricted Stock Units equal to: (y) the number of Contingently Earned RSUs (if any) multiplied by (z) a fraction, the numerator of which is the number of days between January 1, 2016 and the date of death, and the denominator of which is 1,096, and the remainder of any Contingently Earned RSUs will be forfeited immediately or (ii) if such event occurs on or after the Committee Certification Date, any Contingently Earned RSUs will become fully vested as of the date of death;

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(c)    If the Grantee’s employment with the Company or a Subsidiary terminates by reason of Disability, then (i) if such event occurs prior to the Committee Certification Date, the Grantee shall become fully vested as of the Committee Certification Date in a number of Restricted Stock Units equal to: (y) the number of Contingently Earned RSUs (if any) multiplied by (z) a fraction, the numerator of which is the number of days between January 1, 2016 and the date of such termination, and the denominator of which is 1,096, and the remainder of any Contingently Earned RSUs will be forfeited immediately, or (ii) if such event occurs on or after the Committee Certification Date, any Contingently Earned RSUs will become fully vested as of the date of such termination;
(d)    If the Grantee’s employment with the Company or a Subsidiary is terminated by the Company or such Subsidiary without Cause or if the Grantee voluntarily terminates the Grantee’s employment pursuant to a Voluntary Termination for Good Reason, as defined in Section 6.B. (either, a “Protected Termination”), and the Protected Termination occurs (i) within the 30-day period immediately preceding the closing date of an Approved Transaction in which any Restricted Stock Units that remain outstanding and unvested as of such closing date are not otherwise accelerated in connection with such Approved Transaction in accordance with the terms of the Plan or (ii) prior to the first anniversary of the closing date of an Approved Transaction in which any Restricted Stock Units that remain outstanding and unvested as of such closing date are not otherwise accelerated in connection with such Approved Transaction in accordance with the terms of the Plan, then, effective as of the Close of Business on the date of such Protected Termination, (y) if the date of such Protected Termination occurs prior to the Committee Certification Date, a number of then outstanding and unvested Restricted Stock Units equal to the positive difference (if any), between (I) 50% of the number of Restricted Stock Units granted pursuant to Section 2 of this Agreement and (II) the number of Restricted Stock Units (if any) that were accelerated in connection with the Approved Transaction, will immediately become fully vested, and the remainder of the Restricted Stock Units that are then outstanding and unvested will be forfeited immediately, or (z) if the date of such Protected Termination occurs on or after the Committee Certification Date, any Contingently Earned RSUs that are then outstanding and unvested will become fully vested as of the date of the Protected Termination; and
(e)    If the Grantee’s employment with the Company or a Subsidiary is terminated by the Grantee, the Company or such Subsidiary in circumstances constituting a Retirement Event and the Grantee does not engage in any Competitive Activities during the Post-Retirement Period as reasonably determined by the Company, the Grantee will become vested on December 31, 2018 in a number of Restricted Stock

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Units equal to: (i) the number of Contingently Earned RSUs, if any, multiplied by (ii) a fraction, the numerator of which is the number of days between January 1, 2016 and the date of termination of employment pursuant to the Retirement Event, and the denominator of which is 1,096. The requirement that the Grantee not engage in Competitive Activities in order to vest in Restricted Stock Units pursuant to this Section 6.A.(e) is intended to protect the trade secrets and other business interests of the Company. If the Grantee elects to engage in any Competitive Activities during the Post-Retirement Period, the Grantee shall deliver to the Company, at least ten (10) business days prior to commencing any such Competitive Activities, a written notice advising the Company of (y) the Grantee’s intent to commence Competitive Activities, and (z) the commencement date for such Competitive Activities. If the Grantee engages in Competitive Activities prior to the expiration of the Post-Retirement Period, the Grantee will not become vested in any Restricted Stock Units pursuant to this Section 6.A.(e), and any Restricted Stock Units that are outstanding and unvested as of December 31, 2018 will be forfeited as of such date.
Unless the Committee otherwise determines, a change of the Grantee’s employment from the Company to a Subsidiary or from a Subsidiary to the Company or another Subsidiary will not be considered a termination of the Grantee’s employment for purposes of this Agreement if such change of employment is made at the request or with the express consent of the Company. Unless the Committee otherwise determines, however, any such change of employment that is not made at the request or with the express consent of the Company will be a termination of the Grantee’s employment within the meaning of this Agreement.
B.    For purposes of this Agreement, a “Voluntary Termination for Good Reason” means a voluntary termination by the Grantee of the Grantee’s employment with the Company and its Subsidiaries upon the occurrence of any of the following events without the Grantee’s prior consent:
(a)    a significant reduction in the Grantee’s then current base salary (defined as the Grantee’s weekly base pay in effect for the payroll period during which the Grantee’s employment is terminated or, if the Grantee is a part-time employee, the Grantee’s average weekly wages from the Company for the most recent 8 weeks during which the Grantee worked at least two days, but not including in either case, overtime, bonuses, commissions, piece rate, incentive pay or taxable or nontaxable fringe benefits or payments);

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(b)    a significant reduction in the Grantee’s title, duties or reporting relationship with the Grantee’s employer or the assignment to the Grantee of duties that are inconsistent with the Grantee’s position with the Grantee’s employer; or
(c)    the relocation of the Grantee’s primary place of employment to a location that is more than 50 miles from the Grantee’s primary place of employment as of the Grantee’s termination date.
No termination shall constitute a Voluntary Termination for Good Reason unless all of the following provisions shall have been complied with: (i) the Grantee shall have given the Company written notice of the Grantee’s intention to effect a Voluntary Termination for Good Reason, such notice to state in detail the particular circumstances that constitute the grounds on which the proposed Voluntary Termination for Good Reason is based and to be given no later than 90 days after the initial occurrence of such circumstances; (ii) the Company shall have 30 days after receiving such notice in which to cure such grounds; and (iii) if the Company fails, within such 30-day period, to cure such grounds to the Grantee’s reasonable satisfaction, the Grantee terminates the Grantee’s employment with the Company and its Subsidiaries within 30 days following the last day of such 30-day period. If the Company timely cures such grounds in accordance with the preceding sentence, the Grantee shall not be entitled to terminate the Grantee’s employment pursuant to a Voluntary Termination for Good Reason based on such grounds.
7.    Delivery by the Company. As soon as practicable after the vesting of Restricted Stock Units, and any related Unpaid Dividend Equivalents, pursuant to Section 3 or Section 6 (but in no event later than March 15 of the calendar year following the year in which such vesting occurs) and subject to the withholding referred to in Section 5, the Company will (a) register in a book entry account in the name of the Grantee, or cause to be issued and delivered to the Grantee (in certificate or electronic form), that number of shares of Common Stock represented by such vested Restricted Stock Units and any securities representing related vested Unpaid Dividend Equivalents, and (b) cause to be delivered to the Grantee any cash payment representing vested Unpaid Dividend Equivalents. Any delivery of securities will be deemed effected for all purposes when a certificate representing, or statement of holdings reflecting, such securities and, in the case of any Unpaid Dividend Equivalents, any other documents necessary to reflect ownership thereof by the Grantee, have been delivered personally to the Grantee or, if delivery is by mail, when the Company or its stock transfer agent has deposited the certificate or statement of holdings and/or such other documents in the United States mail, addressed to the Grantee. Any cash payment will be deemed effected when a check from the Company, payable to the Grantee and in the amount equal to the amount of the cash owed, has been delivered personally to the Grantee or deposited in the United States mail, addressed to the Grantee.

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8.    Nontransferability of Restricted Stock Units. Restricted Stock Units and any related Unpaid Dividend Equivalents that have not vested, are not transferable (either voluntarily or involuntarily) before or after the Grantee’s death, except as follows: (a) during the Grantee’s lifetime, pursuant to a domestic relations order issued by a court of competent jurisdiction that is not contrary to the terms and conditions of the Plan or this Agreement, and in a form acceptable to the Committee; or (b) after the Grantee’s death, by will or pursuant to the applicable laws of descent and distribution, as may be the case. Any person to whom Restricted Stock Units are transferred in accordance with the provisions of the preceding sentence shall take such Restricted Stock Units subject to all of the terms and conditions of the Plan and this Agreement, including that the vesting and termination provisions of this Agreement will continue to be applied with respect to the Grantee. Certificates representing Restricted Stock Units that have vested may be delivered (or, in the case of book entry registration, registered) only to the Grantee (or during the Grantee’s lifetime, to the Grantee’s court appointed legal representative) or to a person to whom the Restricted Stock Units have been transferred in accordance with this Section.
9.    No Stockholder Rights; Dividend Equivalents. The Grantee will not be deemed for any purpose to be, or to have any of the rights of, a stockholder of the Company with respect to any shares of Common Stock represented by any Restricted Stock Units unless and until such time as shares of Common Stock represented by vested Restricted Stock Units have been delivered to the Grantee in accordance with Section 7, nor will the existence of this Agreement affect in any way the right or power of the Company or any stockholder of the Company to accomplish any corporate act, including, without limitation, any reclassification, reorganization or other change of or to its capital or business structure, merger, consolidation, liquidation or sale or other disposition of all or any part of its business or assets. The Grantee will have no right to receive, or otherwise with respect to, any Dividend Equivalents until such time, if ever, as (a) the Restricted Stock Units with respect to which such Dividend Equivalents relate shall have become vested, or (b) such Dividend Equivalents shall have become Vested Dividend Equivalents as described below, and, if vesting does not occur, the related Dividend Equivalents will be forfeited. Dividend Equivalents shall not bear interest or be segregated in a separate account. Notwithstanding the foregoing, the Committee may, in its sole discretion, accelerate the vesting of any portion of the Dividend Equivalents (the “Vested Dividend Equivalents”). The settlement of any Vested Dividend Equivalents shall be made as soon as administratively practicable after the accelerated vesting date, but in no event later than March 15 of the calendar year following the year in which such accelerated vesting date occurs. With respect to any Restricted Stock Units and Dividend Equivalents, the Grantee is a general unsecured creditor of the Company.
10.    Adjustments; Early Vesting in Certain Events.
(a)    The Restricted Stock Units will be subject to adjustment (including, without limitation, as to the number of Restricted Stock Units) in such manner as the Committee,

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in its sole discretion, deems equitable and appropriate in connection with the occurrence of any of the events described in Section 4.2 of the Plan following the Grant Date.
(b)    In the event of any Approved Transaction, Board Change or Control Purchase following the Grant Date, the Restricted Stock Units may vest in accordance with Section 10.1(b) of the Plan.
11.    Restrictions Imposed by Law. Without limiting the generality of Section 10.8 of the Plan, the Company will not be obligated to deliver any shares of Common Stock represented by vested Restricted Stock Units or securities constituting any Unpaid Dividend Equivalents if counsel to the Company determines that the issuance or delivery thereof would violate any applicable law or any rule or regulation of any governmental authority or any rule or regulation of, or agreement of the Company with, any securities exchange or association upon which shares of Common Stock or such other securities are listed or quoted. The Company will in no event be obligated to take any affirmative action in order to cause the delivery of shares of Common Stock represented by vested Restricted Stock Units or securities constituting or cash payment related to any Unpaid Dividend Equivalents to comply with any such law, rule, regulation, or agreement.
12.    Notice. Unless the Company notifies the Grantee in writing of a different procedure or address, any notice or other communication to the Company with respect to this Agreement will be in writing and will be delivered personally or sent by United States first class mail, postage prepaid and addressed as follows:
Starz
8900 Liberty Circle
Englewood, Colorado 80112
Attn: General Counsel

Unless the Company elects to notify the Grantee electronically pursuant to the online grant and administration program or via email, any notice or other communication to the Grantee with respect to this Agreement will be in writing and will be delivered personally, or will be sent by United States first class mail, postage prepaid, to the Grantee’s address as listed in the records of the Company on the date of this Agreement, unless the Company has received written notification from the Grantee of a change of address.
13.    Amendment. Notwithstanding any other provision hereof, this Agreement may be amended from time to time as approved by the Committee as contemplated by Section 10.7(b) of the Plan. Without limiting the generality of the foregoing, without the consent of the Grantee,
(a)    this Agreement may be amended from time to time as approved by the Committee (i) to cure any ambiguity or to correct or supplement any provision herein that may be

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defective or inconsistent with any other provision herein, (ii) to add to the covenants and agreements of the Company for the benefit of the Grantee or surrender any right or power reserved to or conferred upon the Company in this Agreement, subject to any required approval of the Company’s stockholders, and provided, in each case, that such changes or corrections will not adversely affect the rights of the Grantee with respect to the Award evidenced hereby, or (iii) to make such other changes as the Company, upon advice of counsel, determines are necessary because of the adoption or promulgation of, or change in the interpretation of, any law or governmental rule or regulation, including any applicable federal or state securities laws; and
(b)    subject to any required action by the Board or the stockholders of the Company, the Restricted Stock Units granted under this Agreement may be canceled by the Company and a new Award made in substitution therefor, provided, that the Award so substituted will satisfy all of the requirements of the Plan as of the date such new Award is made and no such action will adversely affect the Restricted Stock Units to the extent then vested.
14.    Grantee Employment. Nothing contained in this Agreement, and no action of the Company or the Committee with respect hereto, will confer or be construed to confer on the Grantee any right to continue in the employ of the Company or interfere in any way with the right of the Company to terminate the Grantee’s employment at any time, with or without Cause, subject to the provisions of any employment agreement between the Grantee and the Company or any Subsidiary.
15.    Nonalienation of Benefits. Except as provided in Section 8 and prior to vesting of the Restricted Stock Units, (a) no right or benefit under this Agreement will be subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same will be void, and (b) no right or benefit hereunder will in any manner be liable for or subject to the debts, contracts, liabilities or torts of the Grantee or other person entitled to such benefits.
16.    Governing Law. This Agreement will be governed by, and construed in accordance with, the internal laws of the State of Colorado. Each party irrevocably submits to the general jurisdiction of the state and federal courts located in the State of Colorado in any action to interpret or enforce this Agreement and irrevocably waives any objection to jurisdiction that such party may have based on inconvenience of forum.
17.    Construction. References in this Agreement to “this Agreement” and the words “herein,” “hereof,” “hereunder” and similar terms include all Exhibits and Schedules appended hereto, including the Plan. All references to “Sections” in this Agreement shall be to Sections of this Agreement unless explicitly stated otherwise. The word “include” and all variations thereof

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are used in an illustrative sense and not in a limiting sense. All decisions of the Committee upon questions regarding this Agreement or the Plan will be conclusive. Unless otherwise expressly stated herein, in the event of any inconsistency between the terms of the Plan and this Agreement, the terms of the Plan will control. The headings of the sections of this Agreement have been included for convenience of reference only, are not to be considered a part hereof and will in no way modify or restrict any of the terms or provisions hereof.
18.    Rules by Committee. The rights of the Grantee and the obligations of the Company hereunder will be subject to such reasonable rules and regulations as the Committee may adopt from time to time.
19.    Entire Agreement. This Agreement is in satisfaction of and in lieu of all prior discussions and agreements, oral or written, between the Company and the Grantee regarding the subject matter hereof. The Grantee and the Company hereby declare and represent that no promise or agreement not expressed herein has been made regarding the Award and that this Agreement contains the entire agreement between the parties hereto with respect to the Award and replaces and makes null and void any prior agreements between the Grantee and the Company regarding the Award. Subject to the restrictions set forth in Sections 8 and 15, this Agreement will be binding upon and inure to the benefit of the parties and their respective heirs, successors and assigns.
20.    Grantee Acceptance. The Grantee will signify acceptance of the terms and conditions of this Agreement by acknowledging the acceptance of this Agreement via the procedures described in the online grant and administration program utilized by the Company or by such other method as may be agreed by the Grantee and the Company.
21.    Code Section 409A Compliance. To the extent that the provisions of Section 409A of the Code or any U.S. Department of the Treasury regulations promulgated thereunder are applicable to any Restricted Stock Unit or Dividend Equivalent, the parties intend that this Agreement will meet the requirements of such Code section and regulations and that the provisions hereof will be interpreted in a manner that is consistent with such intent. The Grantee will cooperate with the Company in taking such actions as the Company may reasonably request to assure that this Agreement will meet the requirements of Section 409A of the Code and any U.S. Department of the Treasury regulations promulgated thereunder.
22.    Forfeiture for Misconduct and Repayment of Certain Amounts. If the Grantee holds the office of Vice President or above as of the Grant Date, and if (a) a material restatement of any financial statement of the Company (including any consolidated financial statement of the Company and its consolidated Subsidiaries) is required and (b) in the reasonable judgment of the Committee, (i) such restatement is due to material noncompliance with any financial reporting requirement under applicable securities laws and (ii) such noncompliance is a result of misconduct

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on the part of the Grantee, the Grantee will repay to the Company Forfeitable Benefits received by the Grantee during the Misstatement Period in such amount as the Committee may reasonably determine, taking into account, in addition to any other factors deemed relevant by the Committee, the extent to which the market value of Common Stock during the Misstatement Period was affected by the error(s) giving rise to the need for such restatement. “Forfeitable Benefits” means (y) any and all cash and/or shares of Common Stock received by the Grantee (i) upon the exercise during the Misstatement Period of any SARs held by the Grantee or (ii) upon the payment during the Misstatement Period of any Cash Award or Performance Award held by the Grantee, the value of which is determined in whole or in part with reference to the value of Common Stock and (z) any proceeds received by the Grantee from the sale, exchange, transfer or other disposition during the Misstatement Period of any shares of Common Stock received by the Grantee upon the exercise, vesting or payment during the Misstatement Period of any Award held by the Grantee. By way of clarification, “Forfeitable Benefits” will not include any shares of Common Stock received upon vesting of any Restricted Shares during the Misstatement Period that are not sold, exchanged, transferred or otherwise disposed of during the Misstatement Period. “Misstatement Period” means the 12-month period beginning on the date of the first public issuance or the filing with the Securities and Exchange Commission, whichever occurs earlier, of the financial statement requiring restatement.

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Schedule 1
to
Starz Performance-Based Restricted Stock Units Award Agreement

Restricted Stock Units That May Become Contingently Earned
Based on Amount of Two-Year Operating Segment Revenue

Number of Restricted Stock Units Granted Pursuant to Section 2 of your Award Agreement (i.e., the maximum number of Restricted Stock Units that may become contingently earned under the Award Agreement): __________

Target Two-Year Operating Segment Revenue: $________

Percentage of Target Two-Year Operating Segment Revenue Achieved	Percentage of Restricted Stock Units That Will Become Contingently Earned RSUs
105% or more	100%
104%	80%
103%	60%
102%	40%
101%	20%
100% or less	0%

For Percentage of Target Two-Year Operating Segment Revenue Achievements between the numbers set forth in the table above (e.g., more than 101% but less than 102%), there will be applied straight-line linear interpolation between those numbers and corresponding straight-line linear interpolation of the Percentages of Restricted Stock Units That Will Become Contingently Earned RSUs, calculated to two decimal places.

* Target Two-Year Operating Segment Revenue is subject to adjustment by the Committee as the Committee deems necessary or appropriate to take into account the impact of material or significant acquisitions or dispositions, and changes in law and accounting or tax rules.

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